As filed with the Securities and Exchange Commission on November 2, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

CIGNA Deferred Compensation Plan
(Full title of the plan)

Carol J. Ward
Corporate Secretary
CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, PA 19192-1550
(Name and address of agent for service)

Registrant’s telephone number, including area code:

(215) 761-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Compensation Obligations (1)	$10,000,000	100%	$10,000,000	$1,177.00

(1) The Deferred Compensation Obligations are unsecured and unsubordinated obligations of CIGNA Corporation to pay certain deferred compensation in the future in accordance with the terms of the CIGNA Deferred Compensation Plan.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

Note on Filing History

On November 12, 1999, CIGNA Corporation filed a registration statement on Form S-8 (File No. 333-90785), registering $30,000,000 of Deferred Compensation Obligations to be offered under the CIGNA Deferred Compensation Plan. CIGNA is filing this registration statement to register an additional $10,000,000 of Deferred Compensation Obligations under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus relating to the Plan is omitted from this registration statement pursuant to the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

As permitted by General Instruction E to Form S-8, the contents of CIGNA’s registration statement on Form S-8 (File No. 333-90785), covering Deferred Compensation Obligations to be offered under the Plan, as updated below, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 2, 2005.

CIGNA CORPORATION

By: /s/ Carol J. Ward
Carol J. Ward
Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 2, 2005.

Principal Officers:	Directors:*

H. Edward Hanway*	Robert H. Campbell
Chairman, Chief Executive Officer and a Director	Isaiah Harris, Jr. Jane E. Henney, M.D
Peter N. Larson
Principal Financial Officer:	Roman Martinez, IV
Louis W. Sullivan, M.D.
By: /s/ Michael W. Bell	Harold A. Wagner
Michael W. Bell	Carol Cox Wait
Executive Vice President	Donna Zarcone
and Chief Financial Officer	William D. Zollars

Principal Accounting Officer:

By: /s/ Annmarie T. Hagan
Annmarie T. Hagan
Vice President and
Chief Accounting Officer
Date: November 2, 2005
*By:/s/ Carol J. Ward
Carol J. Ward
Attorney-in-Fact
Date: November 2, 2005

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	CIGNA Deferred Compensation Plan, as amended and restated October 24, 2001	Filed as Exhibit 10 to CIGNA’s Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

5	Opinion of Counsel as to legality of securities	Filed herewith.

23.1	Consent of Counsel (included in Exhibit 5)	Filed herewith.

23.2	Consent of Independent Accountants	Filed herewith.

24.1	Powers of Attorney for H. Edward Hanway, Robert H. Campbell, Jane E. Henney, M.D., Peter N. Larson, Louis W. Sullivan, M.D., Harold A. Wagner, and Carol Cox Wait	Filed as Exhibit 24.1 to CIGNA’s Form 10-K for the year December 31, 2004 and incorporated herein by reference.

24.2	Powers of Attorney for Isaiah Harris, Jr., Roman Martinez, IV, Donna Zarcone, and William D. Zollars	Filed herewith.